Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-168549) of Higher One Holdings, Inc. of our report dated February 23, 2011 relating to the financial statements which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Hartford, Connecticut

February 23, 2011